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                                                                   EX-3.(i)(f)

                            ARTICLES OF INCORPORATION
                                       OF
                          NORTHERN COLORADO RADIO, INC.

      1. The name of the corporation is "Northern Colorado Radio, Inc."

      2. The corporation is authorized to issue 1,000 shares of common stock at a par value of $1.00.

      3. The post office address of the corporation's initial registered office is 100 Shockoe Slip, Third Floor, Richmond, Virginia 23219, in the City of Richmond, Virginia, and its initial registered agent at that office is Charles
W. Laughlin, who is a resident of Virginia and a member of the Virginia State
Bar.

June 21, 1988

                                    Northern Colorado Radio, Inc.


                                    By:
                                       -------------------------------
                                          Charles W. Laughlin,
                                          Incorporator